Exhibit 99.1

Enerpac Tool Group Reports Strong Fourth Quarter and Full-Year Results; Introduces Full-Year Fiscal 2024 Outlook

Fiscal 2023 Continuing Operations Highlights*

  Net sales of $598 million, a 5% increase, with core sales growth of 8%. **
  Operating margin was 14.0% and adjusted operating margin was 20.5%.
  Net earnings were $54 million, or $0.94 per diluted share.
  Adjusted EBITDA was $136 million, an increase of 65% year over year. Adjusted EBITDA margin was 22.8%, an increase of 830 basis points year over year.
  Generated operating cash flow of $78 million and free cash flow of $70 million, an increase of 57% year over year.
  Returned $58 million to shareholders through repurchase of 2.2 million shares.

Fourth Quarter of Fiscal 2023 Continuing Operations Highlights*

  Net sales were $161 million, a 6% growth compared to the prior year, with a 9% increase in core sales. **
  Operating margin was 20.0% and adjusted operating margin was 23.0%.
  Net earnings were $23 million, or $0.41 per diluted share.
  Adjusted EBITDA was $40 million, an increase of 31% year over year. Adjusted EBITDA margin was 24.9%, an increase of 480 basis points year over year.

*This press release contains financial measures in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in addition to non-GAAP financial measures. Reconciliations of the non-GAAP financial measures to the comparable GAAP measures are presented in the tables accompanying this release.

**Core growth represents revenue growth excluding the impact of foreign exchange rates, acquisitions, and divestitures. A reconciliation of core sales to the comparable net sales are presented in the tables accompanying this release.

MILWAUKEE--(BUSINESS WIRE)--October 16, 2023--Enerpac Tool Group Corp. (NYSE: EPAC) (the “Company” or “Enerpac”) today announced results for its fiscal year and the fourth quarter ended August 31, 2023.

“We are extremely pleased with Enerpac’s performance in fiscal 2023,” said Paul Sternlieb, Enerpac Tool Group’s President & CEO. “We generated revenue and free cash flow at the high end of our guidance range, while adjusted EBITDA well outpaced our expectations. We were equally pleased with the benefit of our ASCEND transformation program. In fiscal 2023, the first full year of the program, we achieved our targeted adjusted EBITDA benefits a year ahead of plan and remain on track to attain our 25% adjusted EBITDA margin target by fiscal 2025. Through permanent change across the organization, we are making Enerpac more efficient, more productive, and easier to do business with.”

“We continue to invest in our growth strategy, including expansion in targeted vertical markets, digital transformation, customer-driven innovation, and expansion in Asia Pacific,” continued Sternlieb. “At the same time, we have returned $58 million in capital through our share repurchase program, while reducing our balance sheet leverage.”

Consolidated Results from Continuing Operations
(US$ in millions, except per share)
	Three Months Ended		Twelve Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Net Sales	$160.6	$151.8	$598.2	$571.2
Net Earnings	$23.1	$10.2	$53.6	$19.6
Diluted Earnings Per Share	$0.41	$0.18	$0.94	$0.33
Adjusted Diluted Earnings Per Share	$0.42	$0.35	$1.45	$0.81

Fiscal 2023 Consolidated Results Comparisons

“On strong revenue growth, we captured exceptional improvement in operating profit and margins due to our transformational initiatives that enhanced productivity and efficiency at the gross profit and SG&A lines,” stated Tony Colucci, Executive Vice President and Chief Financial Officer.

Consolidated net sales in fiscal 2023 were $598.2 million, compared to $571.2 million in fiscal 2022. Core sales increased 8% year over year, with product sales up 12% and service revenues down 7%, the latter due to the implementation of 80/20 analysis and a more selective process for quoting projects in the MENAC region. Core growth was driven by the execution of ASCEND go-to-market initiatives to accelerate organic growth and the implementation of our growth strategy.

Operating profit increased 174% year over year to $83.9 million, with an operating profit margin of 14.0%, up from 5.4% in fiscal 2022. Operating margin expansion was driven by initiatives to accelerate organic growth, improve operational efficiency, and reduce SG&A, partially offset by additional costs associated with the ASCEND transformation program and higher incentive compensation.

Adjusted operating profit for fiscal 2023 increased 87% to $122.7 million with an adjusted operating margin of 20.5%, up from 11.5% in fiscal 2022. Adjusted operating margin benefited from initiatives to accelerate organic growth, improve operational efficiency, and reduce SG&A, partially offset by higher incentive compensation.

Fiscal 2023 net earnings and diluted EPS were $53.6 million and $0.94, respectively, compared to $19.6 million and $0.33, respectively, in fiscal 2022.

Fiscal 2023 adjusted EBITDA was $136.3 million compared to $82.8 million in fiscal 2022. The adjusted EBITDA margin expanded 830 basis points from 14.5% to 22.8% in fiscal 2023.

Fourth Quarter Consolidated Results Comparisons

Consolidated net sales for the fourth quarter of fiscal 2023 were $160.6 million compared to $151.8 million in the prior-year period. Core sales improved 9% year over year, with product sales up 14% and service revenues down 12%.

Operating profit increased 145% year over year to $32.2 million, with an operating profit margin of 20.0%, up from 8.6% in the fourth quarter of fiscal 2022. Adjusted operating profit increased 36% to $36.9 million in the fourth quarter of 2023 with a 510 basis points expansion in the adjusted operating margin to 23.0%.

Fiscal 2023 fourth quarter net earnings and diluted earnings per share were $23.1 million and $0.41, respectively, compared to $10.2 million and $0.18, respectively, in the fourth quarter of fiscal 2022.

Fourth quarter adjusted EBITDA was $40.1 million compared to $30.5 million in the year-ago period, achieving an adjusted EBITDA margin of 24.9%, up from 20.1% in the year-ago period.

Industrial Tools & Services (IT&S)
(US$ in millions)
	Three Months Ended		Twelve Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Net Sales	$152.9	$139.7	$555.2	$527.3
Operating Profit	$42.6	$28.9	$135.9	$78.7
Operating Profit %	27.9%	20.7%	24.5%	14.9%
Adjusted Op Profit (1)	$45.3	$31.9	$149.0	$86.6
Adjusted Op Profit % (1)	29.6%	22.8%	26.8%	16.4%

(1) Excludes $1.4 million of restructuring charges and $1.3 million of ASCEND charges in the fourth quarter of fiscal 2023 compared to $2.2 million of restructuring charges and $0.8 million of ASCEND charges in the fourth quarter of fiscal 2022. The twelve months ended August 31, 2023, excludes $6.0 million of restructuring charges and $7.1 million of ASCEND charges, compared to $5.9 million of restructuring charges, $0.9 million of ASCEND charges, $1.1 million of impairment & divestiture charges, $0.5 million of leadership transition charges, and a gain on sale of a facility, net of transaction charges, of $0.6 million in the prior fiscal year.

IT&S Results Comparisons

Fiscal 2023 net sales for IT&S were $555.2 million, 5% higher than fiscal 2022, with an 8% increase in core sales. Operating profit margin increased 960 basis points to 24.5% and adjusted operating profit margin increased 1,040 basis points to 26.8% from 16.4%.

Fourth quarter fiscal 2023 net sales for IT&S were $152.9 million, ahead 9% year over year with an 8% increase in core sales. The segment’s operating profit margin increased 720 basis points to 27.9% and its adjusted operating profit margin increased 680 basis points to 29.6%.

The drivers of the year over year improvement in operating margin and adjusted operating margin for the IT&S segment are the same as those noted above in our consolidated results.

Corporate Expenses from Continuing Operations

Corporate expenses were $62.9 million and $48.8 million for fiscal 2023 and fiscal 2022, respectively. Adjusted corporate expenses(2) of $31.2 million in fiscal 2023 increased by $8.1 million year over year, primarily due to higher incentive compensation expense.

Corporate expenses were $16.8 million and $16.3 million for the fourth quarter of fiscal 2023 and fiscal 2022, respectively. Adjusted corporate expenses(2) of $8.6 million for the fourth quarter of fiscal 2023 increased by $2.1 million.

(2) Fiscal 2023 adjusted corporate expense excludes approximately $1.7 million of restructuring charges, $28.3 million of ASCEND charges, $1.0 million in M&A charges, $0.8 million of leadership transition charges, compared to $2.3 million of restructuring charges, $12.7 million of ASCEND charges, $7.7 million of leadership transition charges, and $3.0 million in business review charges in fiscal 2022. Fourth quarter fiscal 2023 adjusted corporate expense excludes approximately $0.1 million of restructuring charges, $7.4 million of ASCEND charges, $0.7 million in M&A charges, and $0.1 million of leadership transition charges as compared to $0.8 million of restructuring charges and $8.9 million of ASCEND charges in the fourth quarter of fiscal 2022.

Balance Sheet and Leverage
(US$ in millions)
	August 31, 2023	May 31, 2023	August 31, 2022
Cash Balance	$154.4	$142.0	$120.7
Debt Balance	$214.1	$234.7	$204.0
Net Debt to Adjusted EBITDA*	0.6x	1.0x	0.9x

Net debt at August 31, 2023 was $60 million, resulting in a net debt to adjusted EBITDA ratio of 0.6x. The company purchased approximately 1.4 million shares of its common stock in the fourth quarter of fiscal 2023 for a total of approximately $37 million under its share repurchase program announced in March 2022.

*Calculated in accordance with the terms of the Company’s September 2022 Senior Credit Facility.

Outlook

“Our guidance for fiscal 2024 reflects a fair degree of caution, given the continued uncertainty in the macro environment," concluded Sternlieb. “However, we are confident in Enerpac’s ability to outperform the industry and gain share based on the success of our four-pillar growth strategy, and we remain committed to our multi-year financial framework of 6% to 7% compound annual growth of organic revenue through fiscal 2026.”

The company set its full-year fiscal 2024 net sales guidance range at $590 million to $605 million, with core growth of approximately 2 to 4 percent, adjusted EBITDA guidance at $142 million to $152 million, and anticipated free cash flow of $60 million to $70 million. This forecast is based on the Company’s key foreign exchange rate assumptions and assumes that there is no broad-based global recession.

Conference Call Information

An investor conference call is scheduled for 7:30 am CT on October 17, 2023. Webcast information and conference call materials, including an earnings presentation, are available on the Enerpac Tool Group company website (www.enerpactoolgroup.com).

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. In addition to statements with respect to guidance, the terms “outlook,” “guidance,” “may,” “should,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “objective,” “plan,” “project” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with such statements, risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such forward-looking statements include, without limitation, general economic uncertainty, market conditions in the industrial, oil & gas, energy, power generation, infrastructure, commercial construction, truck and automotive industries, the impact of geopolitical activity, including the invasion of Ukraine by Russia and international sanctions imposed in response thereto, the ability of the Company to achieve its plans or objectives related to its growth strategy, market acceptance of existing and new products, market acceptance of price increases, successful integration of acquisitions, the impact of dispositions and restructurings, the ability of the Company to continue to achieve its plans or objectives related to the ASCEND program, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material, labor, or overhead cost increases, tax law changes, foreign currency risk, interest rate risk, commodity risk, tariffs, litigation matters, impairment of goodwill or other intangible assets, the Company’s ability to access capital markets and other risks and uncertainties that may be referred to or noted in the Company’s reports filed with the Securities and Exchange Commission from time to time, including those described in the Company’s Form 10-K for the fiscal year ended August 31, 2022 and most recent report on Form 10-Q. Enerpac Tool Group disclaims any obligation to publicly update or revise any forward-looking statements as a result of new information, future events or any other reason.

Non-GAAP Financial Information

This press release contains financial measures that are not measures presented in conformity with GAAP. These non-GAAP measures include EBITDA from continuing operations, adjusted EBITDA from continuing operations, adjusted earnings from continuing operations, adjusted diluted earnings per share from continuing operations, adjusted operating profit from continuing operations, segment adjusted operating profit and adjusted EBITDA, adjusted corporate expense, free cash flow and net debt. This press release includes reconciliations of non-GAAP measures to the most comparable GAAP measure, included in the tables attached to this press release. Management believes the non-GAAP measures presented in this press release are commonly used financial measures for investors to evaluate Enerpac Tool Group’s operating performance and financial position with respect to the periods presented and, when read in conjunction with the condensed consolidated financial statements, present a useful tool to evaluate ongoing operations and provide investors with metrics they can use to evaluate aspects of the Company’s performance from period to period. In addition, these are some of the financial metrics management uses in internal evaluations of the overall performance of the Company’s business. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

About Enerpac Tool Group

Enerpac Tool Group Corp. is a premier industrial tools, services, technology and solutions provider serving a broad and diverse set of customers in more than 100 countries. The Company makes complex, often hazardous jobs possible safely and efficiently. Enerpac Tool Group’s businesses are global leaders in high pressure hydraulic tools, controlled force products, and solutions for precise positioning of heavy loads that help customers safely and reliably tackle some of the most challenging jobs around the world. The Company was founded in 1910 and is headquartered in Menomonee Falls, Wisconsin. Enerpac Tool Group common stock trades on the NYSE under the symbol EPAC. For further information on Enerpac Tool Group and its businesses, visit the Company's website at www.enerpactoolgroup.com.

(tables follow)

Enerpac Tool Group Corp.
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	August 31,	August 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$154,415	$120,699
Accounts receivable, net	97,649	106,747
Inventories, net	74,765	83,672
Other current assets	28,811	31,262
Total current assets	355,640	342,380

Property, plant and equipment, net	38,968	41,372
Goodwill	266,494	257,949
Other intangible assets, net	37,338	41,507
Other long-term assets	64,157	74,104

Total assets	$762,597	$757,312

Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable	$50,483	$72,524
Accrued compensation and benefits	33,194	21,390
Current maturities of long-term debt	3,750	-
Short-term debt	-	4,000
Income taxes payable	3,771	4,594
Other current liabilities	56,922	50,680
Total current liabilities	148,120	153,188

Long-term debt, net	210,337	200,000
Deferred income taxes	5,667	7,355
Pension and postretirement benefit liabilities	10,247	11,941
Other long-term liabilities	61,606	66,217
Total liabilities	435,977	438,701

Shareholders' equity
Capital stock	16,752	16,679
Additional paid-in capital	220,472	212,986
Treasury stock	(800,506)	(742,844)
Retained earnings	1,011,112	966,751
Accumulated other comprehensive loss	(121,210)	(134,961)
Stock held in trust	(3,484)	(3,209)
Deferred compensation liability	3,484	3,209
Total shareholders' equity	326,620	318,611

Total liabilities and shareholders' equity	$762,597	$757,312

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Earnings
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2023	2022	2023	2022
Net sales	$160,609	$151,827	$598,204	$571,223
Cost of products sold	81,701	78,093	303,165	305,835
Gross profit	78,908	73,734	295,039	265,388

Selling, general and administrative expenses	50,948	54,634	205,064	216,874
Amortization of intangible assets	1,037	1,628	5,112	7,306
Restructuring charges	876	3,049	7,096	8,135
Impairment & divestiture (benefit) charges	(6,155)	1,297	(6,155)	2,413
Operating profit	32,202	13,126	83,922	30,660

Financing costs, net	3,219	1,719	12,389	4,386
Other expense, net	688	1,278	2,635	2,282
Earnings before income tax expense	28,295	10,129	68,898	23,992

Income tax expense (benefit)	5,190	(95)	15,249	4,401
Net earnings from continuing operations	23,105	10,224	53,649	19,591
Loss from discontinued operations, net of income taxes	(874)	(190)	(7,088)	(3,905)
Net earnings	$22,231	$10,034	$46,561	$15,686

Earnings per share from continuing operations
Basic	$0.41	$0.18	$0.95	$0.33
Diluted	0.41	0.18	0.94	0.33

Loss per share from discontinued operations
Basic	$(0.02)	$(0.00)	$(0.13)	$(0.07)
Diluted	(0.02)	(0.00)	(0.12)	(0.07)

Earnings per share*
Basic	$0.40	$0.17	$0.82	$0.26
Diluted	0.40	0.17	0.82	0.26

Weighted average common shares outstanding
Basic	55,740	57,524	56,680	59,538
Diluted	56,219	57,963	57,117	59,909

*The total of earnings per share from continuing operations and loss per share from discontinued operations may not equal earnings per share due to rounding.

Enerpac Tool Group Corp.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	August 31,	August 31,	August 31,	August 31,
	2023	2022	2023	2022
Operating Activities
Cash provided by operating activities - continuing operations	$54,012	$44,731	$78,573	$52,246
Cash used in operating activities - discontinued operations	(3,440)	(191)	(970)	(510)
Cash provided by operating activities	$50,572	$44,540	$77,603	$51,736

Investing Activities
Capital expenditures	(1,009)	(1,447)	(9,400)	(8,417)
Proceeds from sale of property, plant and equipment	90	18	685	1,176
Proceeds from sale of business, net of transaction costs	20,057	-	20,057	-
Cash provided by (used in) investing activities - continuing operations	$19,138	$(1,429)	$11,342	$(7,241)
Cash provided by (used in) investing activities	$19,138	$(1,429)	$11,342	$(7,241)

Financing Activities
Borrowings on revolving credit facility	9,000	40,000	69,000	85,000
Principal repayments on revolving credit facility	(29,000)	(45,000)	(53,000)	(60,000)
Principal repayments on term loan	(625)	-	(1,250)	-
Proceeds from issuance of term loan	-	-	200,000	-
Payment for redemption of revolver	-	-	(200,000)	-
Swingline borrowings/repayments, net	-	4,000	(4,000)	4,000
Payment of debt issuance costs	-	-	(2,486)	-
Purchase of treasury shares	(36,831)	(38,817)	(57,662)	(75,112)
Stock options, taxes paid related to the net share settlement of equity awards & other	3	(520)	(1,458)	(3,681)
Payment of cash dividend	-	-	(2,274)	(2,409)
Cash used in financing activities - continuing operations	$(57,453)	$(40,337)	$(53,130)	$(52,202)
Cash used in financing activities	$(57,453)	$(40,337)	$(53,130)	$(52,202)

Effect of exchange rate changes on cash	157	(5,780)	(2,099)	(11,946)

Net cash increase (decrease) from continuing operations	15,854	(2,815)	34,686	(19,143)
Net cash decrease from discontinued operations	(3,440)	(191)	(970)	(510)
Net increase (decrease) from cash and cash equivalents	$12,414	$(3,006)	$33,716	$(19,653)
Cash and cash equivalents - beginning of period	142,001	123,705	120,699	140,352
Cash and cash equivalents - end of period	$154,415	$120,699	$154,415	$120,699

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands)	Fiscal 2022					Fiscal 2023
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales
Industrial Tools & Services Segment	$121,313	$125,940	$140,395	$139,694	$527,342	$127,297	$130,904	$144,126	$152,851	$555,178
Other	9,590	10,659	11,499	12,133	43,881	12,085	11,056	12,127	7,758	43,026
Total	$130,903	$136,599	$151,894	$151,827	$571,223	$139,382	$141,960	$156,253	$160,609	$598,204

% Net Sales Growth
Industrial Tools & Services Segment	8%	12%	5%	4%	7%	5%	4%	3%	9%	5%
Other	32%	35%	18%	14%	23%	26%	4%	5%	-36%	-2%
Total	10%	13%	6%	4%	8%	6%	4%	3%	6%	5%

Adjusted Operating Profit from Continuing Operations
Operating profit	$6,407	$4,484	$6,643	$13,126	$30,660	$12,309	$13,972	$25,439	$32,202	$83,922
Impairment & divestiture charges (benefit)	-	1,116	-	1,297	2,413	-	-	-	(6,155)	(6,155)
Restructuring charges (1)	2,737	1,832	517	3,049	8,135	982	2,987	2,252	1,461	7,681
Gain on sale of facility, net of transaction charges	-	-	(585)	-	(585)	-	-	-	-	-
Leadership transition charges (benefit) (2)	3,759	1,747	2,800	(37)	8,269	400	202	90	90	783
Business review charges	-	2,500	502	-	3,002	-	-	-	-	-
M&A charges	-	-	-	-	-	-	196	166	653	1,015
ASCEND transformation program charges	-	-	3,856	9,760	13,616	9,419	11,372	5,947	8,681	35,419
Adjusted operating profit	$12,903	$11,679	$13,733	$27,195	$65,510	$23,110	$28,729	$33,894	$36,932	$122,665

Adjusted Operating Profit by Segment
Industrial Tools & Services Segment	$19,646	$15,654	$19,421	$31,878	$86,600	$29,099	$34,836	$39,814	$45,269	$149,019
Other	(1,257)	334	1,017	1,853	1,947	1,424	1,156	1,965	254	4,799
Corporate / General	(5,486)	(4,309)	(6,705)	(6,536)	(23,037)	(7,413)	(7,263)	(7,885)	(8,591)	(31,153)
Adjusted operating profit	$12,903	$11,679	$13,733	$27,195	$65,510	$23,110	$28,729	$33,894	$36,932	$122,665

Adjusted Operating Profit %
Industrial Tools & Services Segment	16.2%	12.4%	13.8%	22.8%	16.4%	22.9%	26.6%	27.6%	29.6%	26.8%
Other	-13.1%	3.1%	8.8%	15.3%	4.4%	11.8%	10.5%	16.2%	3.3%	11.2%
Adjusted Operating Profit %	9.9%	8.5%	9.0%	17.9%	11.5%	16.6%	20.2%	21.7%	23.0%	20.5%

EBITDA from Continuing Operations (3)
Earnings from continuing operations	$3,185	$2,121	$4,061	$10,224	$19,591	$6,409	$7,158	$16,976	$23,105	$53,649
Financing costs, net	961	755	951	1,719	4,386	2,815	3,105	3,250	3,219	12,389
Income tax expense (benefit)	1,781	1,337	1,377	(95)	4,401	2,383	2,988	4,688	5,190	15,249
Depreciation & amortization	5,175	4,986	4,822	4,617	19,600	4,193	4,226	4,084	3,810	16,313
EBITDA	$11,102	$9,199	$11,211	$16,465	$47,978	$15,800	$17,477	$28,998	$35,324	$97,600

Adjusted EBITDA from Continuing Operations (3)
EBITDA	$11,102	$9,199	$11,211	$16,465	$47,978	$15,800	$17,477	$28,998	$35,324	$97,600
Impairment & divestiture charges (benefit)	-	1,116	-	1,297	2,413	-	-	-	(6,155)	(6,155)
Restructuring charges (1)	2,737	1,832	517	3,049	8,135	982	2,987	2,252	1,461	7,681
Gain on sale of facility, net of transaction charges	-	-	(585)	-	(585)	-	-	-	-	-
Leadership transition charges (benefit) (2)	3,759	1,747	2,800	(37)	8,269	400	202	90	90	783
Business review charges	-	2,500	502	-	3,002	-	-	-	-	-
M&A charges	-	-	-	-	-	-	196	166	653	1,015
ASCEND transformation program charges	-	-	3,856	9,760	13,616	9,419	11,372	5,947	8,681	35,419
Adjusted EBITDA	$17,598	$16,394	$18,301	$30,534	$82,828	$26,601	$32,234	$37,453	$40,054	$136,343

Adjusted EBITDA by Segment
Industrial Tools & Services Segment	$22,996	$19,260	$22,853	$34,154	$99,263	$31,698	$37,458	$42,525	$47,952	$159,633
Other	(263)	1,225	1,912	2,741	5,615	2,316	2,050	2,855	739	7,961
Corporate / General	(5,135)	(4,091)	(6,464)	(6,361)	(22,050)	(7,413)	(7,274)	(7,927)	(8,637)	(31,251)
Adjusted EBITDA	$17,598	$16,394	$18,301	$30,534	$82,828	$26,601	$32,234	$37,453	$40,054	$136,343

Adjusted EBITDA %
Industrial Tools & Services Segment	19.0%	15.3%	16.3%	24.4%	18.8%	24.9%	28.6%	29.5%	31.4%	28.8%
Other	-2.7%	11.5%	16.6%	22.6%	12.8%	19.2%	18.5%	23.5%	9.5%	18.5%
Adjusted EBITDA %	13.4%	12.0%	12.0%	20.1%	14.5%	19.1%	22.7%	24.0%	24.9%	22.8%

Notes:
(1) Approximately $0.6 million of the Q4 fiscal 2023 restructuring charges were recorded in cost of products sold.
(2) Caption updated from "Leadership transition & board search charges (benefit)" used during Fiscal 2022, costs included have not been altered.
(3) EBITDA represents net earnings from continuing operations before financing costs, net, income tax expense (benefit), and depreciation & amortization. Neither EBITDA nor adjusted EBITDA are calculated based upon generally accepted accounting principles ("GAAP"). The amounts included in the EBITDA and adjusted EBITDA calculation, however, are derived from amounts included in the Condensed Consolidated Statements of Earnings. EBITDA and adjusted EBITDA should not be considered as alternatives to net earnings, operating profit or operating cash flows. The Company has presented EBITDA and adjusted EBITDA because it regularly reviews these performance measures. In addition, EBITDA and adjusted EBITDA are used by many of our investors and lenders, and are presented as a convenience to them. The EBITDA and adjusted EBITDA measures presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands)	Fiscal 2022					Fiscal 2023
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Sales by Segment
Industrial Tools & Services Segment	$121,313	$125,940	$140,395	$139,694	$527,342	$127,297	$130,904	$144,126	$152,851	$555,178
Other	9,590	10,659	11,499	12,133	43,881	12,085	11,056	12,127	7,758	43,026
Total	$130,903	$136,599	$151,894	$151,827	$571,223	$139,382	$141,960	$156,253	$160,609	$598,204

Fx Impact on Net Sales
Industrial Tools & Services Segment	$(7,075)	$(3,189)	$(2,028)	$1,294	$(10,998)	$-	$-	$-	$-	$-
Other	-	-	-	-	-	-	-	-	-	-
Total	$(7,075)	$(3,189)	$(2,028)	$1,294	$(10,998)	$-	$-	$-	$-	$-

Impact from Divestitures or Acquisitions on Net Sales
Industrial Tools & Services Segment	$-	$-	$-	$-	$-	$-	$-	$-	$-	$-
Other	-	-	-	(5,556)	(5,556)	-	-	-	(121)	(121)
Total	$-	$-	$-	$(5,556)	$(5,556)	$-	$-	$-	$(121)	$(121)

Core Sales by Segment (4)
Industrial Tools & Services Segment	$114,238	$122,751	$138,367	$140,988	$516,344	$127,297	$130,904	$144,126	$152,851	$555,178
Other	9,590	10,659	11,499	6,577	38,325	12,085	11,056	12,127	7,637	42,905
Total	$123,828	$133,410	$149,866	$147,565	$554,669	$139,382	$141,960	$156,253	$160,488	$598,083

Core Sales Growth (Decline) %
Industrial Tools & Services Segment						11%	7%	4%	8%	8%
Other						26%	4%	5%	16%	12%
Total						13%	6%	4%	9%	8%

Net Sales by Product Line
Product	$101,939	$108,157	$121,414	$122,616	$454,126	$111,002	$115,251	$129,995	$134,379	$490,629
Service	28,964	28,442	30,480	29,211	117,097	28,380	26,709	26,258	26,230	107,575
Total	$130,903	$136,599	$151,894	$151,827	$571,223	$139,382	$141,960	$156,253	$160,609	$598,204

Fx Impact on Net Sales
Product	$(5,555)	$(2,628)	$(1,615)	$762	$(9,035)	$-	$-	$-	$-	$-
Service	(1,520)	(561)	(413)	532	(1,962)	-	-	-	-	-
Total	$(7,075)	$(3,189)	$(2,028)	$1,294	$(10,998)	$-	$-	$-	$-	$-

Impact from Divestitures or Acquisitions on Net Sales
Product	$-	$-	$-	$(5,556)	$(5,556)	$-	$-	$-	$(121)	$(121)
Service	-	-	-	-	-	-	-	-	-	-
Total	$-	$-	$-	$(5,556)	$(5,556)	$-	$-	$-	$(121)	$(121)

Core Sales by Product Line (4)
Product	$96,384	$105,529	$119,799	$117,822	$439,535	$111,002	$115,251	$129,995	$134,258	$490,508
Service	27,444	27,881	30,067	29,743	115,135	28,380	26,709	26,258	26,230	107,575
Total	$123,828	$133,410	$149,866	$147,565	$554,669	$139,382	$141,960	$156,253	$160,488	$598,083

Core Sales Growth (Decline) %
Product						15%	9%	9%	14%	12%
Service						3%	-4%	-13%	-12%	-7%
Total						13%	6%	4%	9%	8%

(4) Core Sales is defined as sales excluding the impact to foreign currency changes and the impact from recent acquisitions and divestitures to net sales

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP Measures to Non-GAAP Measures (Continued)
(In thousands, except for per share amounts)
	Fiscal 2022					Fiscal 2023
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Adjusted Earnings (5)
Net Earnings	$2,788	$1,221	$1,643	$10,034	$15,686	$7,453	$4,497	$12,380	$22,231	$46,561
Loss from Discontinued Operations, net of income tax	(397)	(900)	(2,418)	(190)	(3,905)	1,044	(2,661)	(4,596)	(874)	(7,088)
Earnings from Continuing Operations	$3,185	$2,121	$4,061	$10,224	$19,591	$6,409	$7,158	$16,976	$23,105	$53,649
Impairment & divestiture charges (benefit)	-	1,116	-	1,297	2,413	-	-	-	(6,155)	(6,155)
Restructuring charges (1)	2,737	1,832	517	3,049	8,135	982	2,987	2,252	1,461	7,681
Gain on sale of facility, net of transaction charges	-	-	(585)	-	(585)	-	-	-	-	-
Leadership transition charges (benefit) (2)	3,759	1,747	2,800	(37)	8,269	400	202	90	90	783
Business review charges	-	2,500	502	-	3,002	-	-	-	-	-
M&A charges	-	-	-	-	-	-	196	166	653	1,015
ASCEND transformation program charges	-	-	3,856	9,760	13,616	9,419	11,372	5,947	8,681	35,419
Accelerated debt issuance costs	-	-	-	-	-	317	-	-	-	317
Net tax effect of reconciling items above	42	(805)	(1,366)	(4,162)	(6,291)	(719)	(1,652)	(3,197)	(4,408)	(9,976)
Other income tax (benefit) expense	-	210	-	-	210	-	144	-	-	144
Adjusted Earnings from Continuing Operations	$9,723	$8,721	$9,785	$20,131	$48,360	$16,808	$20,407	$22,234	$23,427	$82,877

Adjusted Diluted Earnings per share (5)
Net Earnings	$0.05	$0.02	$0.03	$0.17	$0.26	$0.13	$0.08	$0.22	$0.40	$0.82
Loss from Discontinued Operations, net of income tax	(0.01)	(0.01)	(0.04)	(0.00)	(0.07)	0.02	(0.05)	(0.08)	(0.02)	(0.12)
Earnings from Continuing Operations	$0.05	$0.03	$0.07	$0.18	$0.33	$0.11	$0.12	$0.30	$0.41	$0.94
Impairment & divestiture charges (benefit), net of tax effect	-	0.01	-	0.02	0.04	-	-	-	(0.11)	(0.11)
Restructuring charges (1), net of tax effect	0.04	0.03	0.01	0.04	0.11	0.02	0.05	0.03	0.01	0.11
Gain on sale of facility, net of transaction charges, net of tax effect	-	-	(0.01)	0.00	(0.01)	-	-	-	-	-
Leadership transition charges (benefit) (2), net of tax effect	0.06	0.03	0.04	(0.01)	0.12	0.01	0.00	0.00	0.00	0.01
Business review charges, net of tax effect	-	0.04	0.01	(0.01)	0.04	-	-	-	-	-
M&A charges, net of tax effect	-	-	-	-	-	-	0.00	0.00	0.01	0.01
ASCEND transformation program charges, net of tax effect	-	-	0.05	0.13	0.17	0.15	0.17	0.06	0.10	0.48
Accelerated debt issuance costs, net of tax effect	-	-	-	-	-	0.01	0.00	0.00	0.00	0.00
Other income tax (benefit) expense	-	0.00	-	-	-	-	0.00	-	-	-
Adjusted Diluted Earnings per share from Continuing Operations	$0.16	$0.14	$0.16	$0.35	$0.81	$0.29	$0.35	$0.39	$0.42	$1.45

Free Cash Flow (6)
Cash (used in) provided by operating activities	$(4,726)	$9,403	$2,519	$44,540	$51,736	$17,533	$(7,756)	$17,254	$50,572	$77,603
Capital expenditures	(3,293)	(1,537)	(2,140)	(1,447)	(8,417)	(3,028)	(2,437)	(2,926)	(1,009)	(9,400)
Proceeds from sale of property, plant and equipment	133	30	995	18	1,176	493	91	11	90	685
Other	-	1	(1)	-	-	930	-	43	-	973
Free Cash Flow	$(7,886)	$7,897	$1,373	$43,111	$44,495	$15,928	$(10,102)	$14,382	$49,653	$69,861

Notes continued:
(5) Adjusted earnings from continuing operations and adjusted diluted earnings per share represent net earnings and diluted earnings per share per the Condensed Consolidated Statements of Earnings net of charges or credits for items to be highlighted for comparability purposes. These measures are not calculated based upon GAAP and should not be considered as an alternative to net earnings or diluted earnings per share or as an indicator of the Company's operating performance. However, this presentation is important to investors for understanding the operating results of the current portfolio of Enerpac Tool Group companies.
(6) Free cash flow primarily represents the operating cash flow, proceeds from the sale of property, plant and equipment less capital expenditures.
For all reconciliations of GAAP measures to Non-GAAP measures, the summation of the individual components may not equal the total due to rounding. With respect to the earnings per share reconciliations the impact of share dilution on the calculation of the net earnings or loss per share and discontinued operations per share may result in the summation of these components not equaling the total earnings per share from continuing operations.

Enerpac Tool Group Corp.
Supplemental Unaudited Data
Reconciliation of GAAP To Non-GAAP Guidance
(In millions)
	Fiscal 2024
	Low	High
Reconciliation of Continued Operations GAAP Operating Profit
To Adjusted EBITDA (7)
GAAP Operating profit	$113	$130
ASCEND transformation program charges	10	7
Restructuring charges	5	3
Adjusted operating profit	$128	$140
Other expense, net	(1)	(1)
Depreciation & amortization	15	13
Adjusted EBITDA	$142	$152

Reconciliation of GAAP Cash Flow From Operations to Free Cash Flow (7)
Cash provided by operating activities	$72	$87
Capital expenditures	(12)	(17)
Other	-	-
Free Cash Flow Guidance	$60	$70

Notes continued:
(7) Management does not provide guidance on GAAP financial measures as we are unable to predict and estimate with certainty items such as potential impairments, refinancing costs, business divestiture gains/losses, discrete tax adjustments, or other items impacting GAAP financial metrics. As a result, we have included above only those items about which we are aware and are reasonably likely to occur during the guidance period covered.

Contacts

Travis Williams
Director of Investor Relations
262.293.1912